UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                    --------------------------------------------


                                      FORM  8-K


                                   CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                                  December 1, 1998
                          (Date of earliest event reported)


                                  KELLWOOD COMPANY
                 (Exact Name of Registrant as Specified in Charter)


                                      Delaware
                   (State of Other Jurisdiction of Incorporation)


                                     36-2472410
              (Commission File Number)(IRS Employer Identification No.)


                                600 KELLWOOD PARKWAY
                                   P.O. BOX 14374
                            CHESTERFIELD, MISSOURI 63017
                          (Address, including zip code, of
                      Registrant's Principal Executive Offices)


                                   (314) 576-3100
                (Registrant's Telephone Number, including area code)


     ITEM 5.   OTHER EVENTS

          On December 1, 1998, Kellwood Company, a Delaware corporation ("Kellwood"), Kellwood Acquisition II Corporation, a Delaware corporation and a wholly-owned subsidiary of Kellwood ("Sub"), Koret, Inc., a Delaware corporation ("Koret"), and certain stockholders of Koret entered into an Agreement and Plan of Merger (the "Merger Agreement"). Subject to the terms and conditions set forth in the Merger Agreement, including approval by the stockholders of Kellwood and Koret, the Sub will be merged with and into Koret, with Koret remaining as the surviving corporation (the "Merger"). In accordance with the Merger Agreement, each share of Class A Common Stock, Class B Non-Voting Common Stock, and Class C Special Common Stock of Koret (the "Koret Common Stock") outstanding immediately prior to the effective date of the Merger will be converted and exchanged for .6025391 shares of Kellwood Common Stock, resulting in the issuance of 5,241,000 shares of Kellwood Common Stock, to holders of Koret Common Stock. The Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles.

          Copies of the Merger Agreement and the press release announcing the signing of the Merger Agreement are attached as Exhibits and are incorporated herein by reference.

     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS

               (a) Agreement and Plan of Merger, dated December 1, 1998, among Kellwood Company, Kellwood Acquisition II Corporation, Koret, Inc. and certain stockholders of Koret, Inc.

               (b)  Press Release, dated December 1, 1998.


                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 8-K and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on December 2, 1998.

                                   KELLWOOD COMPANY


                                   By: /s/ Thomas H. Pollihan
                                        -----------------------------------
                                        Thomas H. Pollihan
                                           Vice President, Secretary and
                                        General Counsel